PARTICIPATION AGREEMENT

                                  BY AND AMONG

                          AID ASSOCIATION FOR LUTHERANS

                                       AND

                 THE AID ASSOCIATION FOR LUTHERANS SAVINGS PLAN

                                       AND

                     AAL VARIABLE PRODUCT SERIES FUND, INC.,


                              DATED MARCH 15, 1999


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                                TABLE OF CONTENTS

                                                                            Page

1.   Sale of FUND Shares.......................................................3

2.   Representations and Warranties............................................4

3.   Prospectus and Proxy Statements: Voting...................................5

4.   Sales Material and Information............................................5

5.   Monitoring of Material Irreconcilable Conflicts...........................6

6.   Fees and Expenses.........................................................7

7.   Diversification...........................................................8

8.   Indemnification...........................................................9

9.   Term and Termination of This Agreement...................................12

10.  Notices..................................................................13

11.  Miscellaneous............................................................13

                             PARTICIPATION AGREEMENT

     This PARTICIPATION AGREEMENT, is made and entered into as of this 15th day of March, 1999, by and among AID ASSOCIATION FOR LUTHERANS ("AAL"), on its own behalf and as plan sponsor of the Aid Association for Lutherans Savings Plan and AID ASSOCIATION FOR LUTHERANS SAVINGS PLAN (the "PLAN"), and AAL VARIABLE PRODUCT SERIES FUND, INC. (the "FUND"), (collectively the "Parties").

WITNESSETH:

     WHEREAS, AAL is a fraternal benefit society organized under the laws of the State of Wisconsin engaged in the writing of life insurance, annuity contracts, and other insurance products, and serves as plan sponsor of the PLAN and as investment adviser of the FUND registered under the Investment Advisers Act of 1940;

     WHEREAS, the PLAN is a qualified retirement plan established under Section 401(k) of the Internal Revenue Code by AAL for the benefit of its employees and the employees of its subsidiaries and affiliates;

     WHEREAS, the FUND, is registered with the Securities and Exchange Commission (the "SEC"), as a diversified, open-end management investment company under the Investment Company Act of 1940 (the "1940 Act"), and its shares are registered with the SEC under the Securities Act of 1933 (the "1933 Act");

     WHEREAS, the FUND is a series company, meaning its Board of Directors may designate various series ("Portfolios") into which the FUND's authorized shares are to be divided from time to time, with each such Portfolio consisting of a specific number of the FUND's authorized shares, representing an interest in a separate portfolio of securities and other assets, and having its own investment objectives, policies and restrictions (the Board of Directors currently has designated seven such Portfolios);

     WHEREAS, to the extent permitted by applicable insurance, tax, ERISA, and other laws and regulations, the PLAN intends to purchase shares in the FUND on behalf of the PLAN's participants, and the FUND is authorized to sell such shares to the PLAN at net asset value;

     WHEREAS, the FUND has entered into an Investment Advisory Agreement with AAL, dated the twenty-seventh day of September, 1994, as amended, wherein AAL has agreed to serve as investment adviser to the FUND, and to accept certain obligations of the FUND as set forth herein, i.e., to compute the daily net asset value and the net asset value per share for each Portfolio and to comply with Subchapter M and Section 817(h) of the Internal Revenue Code of 1986 (the "Code");

     NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

1.   Sale of FUND Shares

     1.1 The PLAN will provide for the allocation of net amounts among certain Portfolios as may be offered from time to time in the PLAN's document. The selection of the particular Portfolio is to be made by the Plan Participant, and such selection may be changed in accordance with the terms of the PLAN's document.

     1.2 The FUND will sell to the PLAN those shares of each available Portfolio that the PLAN administrator or its delegate orders based on authorizations from its participants, effecting such orders on a daily basis at the Portfolio's net asset value per share next computed as provided in the FUND prospectus.

     1.3 The Board of Directors of the FUND (the "Board") may refuse to sell shares of any Portfolio to the PLAN, or suspend or terminate the offering of shares of any Portfolio, if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board, acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of the FUND.

     1.4 The FUND agrees that its shares will be sold only to: AAL, on its own behalf and on behalf of separate accounts that it maintains to fund variable annuity contracts and variable life insurance contracts of AAL; (b) other life insurance companies; whether affiliated or unaffiliated with AAL, on behalf of separate accounts funding variable annuity contracts and variable life insurance contracts of such other insurance companies; (c) the PLAN; and (d) other qualified pension or retirement plans. AAL separate accounts and separate accounts of other life insurance companies eligible to purchase shares of the FUND are referred to in this Agreement as "Separate Accounts," and the PLAN and other qualified pension and or retirement plans eligible to purchase shares of the FUND are referred to together in this Agreement as "Qualified Plans." No shares of any Portfolio will be sold to the general public or to any life insurance company on its own behalf (as opposed to a Separate Account it maintains) other than AAL.

     1.5 The FUND will redeem for cash from the PLAN those full or fractional shares of each Portfolio that the PLAN requests based on transactions of the PLAN's participants, effecting such requests on a daily basis at the Portfolio's net asset value per share next computed as provided in the FUND prospectus.

     1.6 Issuance and transfer of the FUND's shares will be by book entry only. Stock certificates will not be issued to the PLAN. Shares ordered from the FUND will be recorded in an appropriate title for the PLAN.

     1.7 The FUND shall furnish notice promptly to the PLAN administrator or its delegate of any income, dividends or capital gain distributions payable on the shares of any Portfolio. The PLAN hereby elects to receive all such income, dividends and capital gain distributions as are payable on FUND shares in additional shares of that Portfolio. The PLAN reserves the right to revoke this election and to receive all such income, dividends and capital gain distributions in cash. The FUND shall notify the PLAN administrator or its delegate of the number of shares so issued as payment of such income, dividends and distributions.

     1.8 The FUND shall make the net asset value per share for each applicable Portfolio available to PLAN on a daily basis, as soon as reasonably practical after the net asset value per share is calculated.

     1.9 The FUND may establish additional Portfolios to provide additional funding media for the PLAN, or delete, combine, or modify existing Portfolios. The shares of any additional Portfolio may be made available to the PLAN by the FUND, pursuant to the terms of this Agreement, and any applicable reference to any Portfolio, the FUND or its shares herein shall include a reference to any such Portfolio.

2.   Representations and Warranties

     2.1 AAL represents and warrants that it is a fraternal benefit society organized under the laws of the State of Wisconsin and engaged in the writing of life insurance, annuity contracts, and other insurance products; that it has legally and validly established its PLAN as a qualified retirement plan under section 401(k) of the Internal Revenue Code of 1986, as amended. AAL has applied for and received a valid determination letter from the Internal Revenue Service for the PLAN. The PLAN complies with the Employee Retirement Income Security Act of 1974 and all relevant federal and state statutory provisions.

     2.2 The FUND represents and warrants that its shares sold pursuant to this Agreement are or will be registered under the 1933 Act to the extent required by the 1933 Act, duly authorized for issuance and sold in compliance with the laws of the state of Maryland and all applicable federal securities laws and that the FUND is or will be registered under the 1940 Act to the extent required by the 1940 Act. The FUND will amend the registration statement for its shares under the 1933 Act, as well as its registration statement under the 1940 Act, as required in order to effect the continuous offering of its shares. The FUND will register or qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the FUND.

     2.3 The FUND represents and warrants that each of its Portfolios will qualify as a regulated investment company under Subchapter M of the Code and that the investments of each of its Portfolios will comply with the diversification requirements of Section 817(h) of the Code and the regulations thereunder, and that it will notify the PLAN immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

3.   Prospectus and Proxy Statements: Voting

     3.1 The FUND will provide the PLAN administrator or its delegate with current FUND prospectus, statement of additional information and any supplement thereto in a manner so as to allow the PLAN administrator or its delegate to timely distribute the current FUND prospectus, SAI and any supplement thereto, to each current and prospective PLAN participant.

     3.2 The FUND will provide a final copy of any proxy material, report to shareholders, and other communication to shareholders to the PLAN administrator or its delegate in a timely manner.

     3.3 The FUND reserves the right to take all actions, including but not limited to the dissolution, merger, and sale of all assets of the FUND solely upon the authorization of its Board and/or shareholders as required by the 1940 Act.

     3.4 The PLAN will vote Portfolio shares in accordance with the terms of the PLAN documents.

4.   Sales Material and Information

     4.1 The PLAN administrator or its delegate will furnish, or will cause to be furnished, to the FUND or its designee, each piece of sales literature or other promotional material in which the FUND, or the PLAN is named, at least fifteen (15) days prior to its intended use. No such material will be used if the FUND or its designee objects to such intended use within fifteen (15) days after receipt of such material.

     4.2 The PLAN will not give any information or make any representation or statement, or cause such information to be given or representation to be made, on behalf of the FUND or concerning any Portfolio in connection with the sale of FUND shares other than the information or representations contained in the registration statement, prospectus, and SAI for FUND shares, as such registration statement, prospectus, and SAI may be amended or supplemented from time to time, or in reports or proxy materials for the FUND, or in sales literature or other promotional material approved by the FUND or its designee, except with the permission of the FUND or its designee.

     4.3 The FUND or its designee will furnish, or will cause to be furnished, to the PLAN administrator or its delegate, each piece of sales literature or other promotional material of the FUND in which the PLAN is named, at least fifteen (15) days prior to its intended use. No such material will be used if the PLAN administrator or its delegate objects to such intended use within fifteen (15) days after receipt of such material.

     4.4 The FUND will not give any information or make any representations or statements, or cause such information to be given or representations to be made, on behalf of or concerning the PLAN other than the information or representations contained in a registration statement or prospectus, as such registration statement and prospectus may be amended or supplemented from time to time, or in published reports for the PLAN that are in the public domain or approved by the PLAN administrator or its delegate for distribution to PLAN Participants, or in sales literature or other promotional material approved by the PLAN administrator or its delegate, except with the permission of the PLAN administrator or its delegate.

     4.5 The FUND will provide to the PLAN one complete copy of all registration statements, prospectuses, SAI's, reports, proxy material, sales literature and other promotional material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the FUND or its shares, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

     4.6 The PLAN will provide to the FUND one complete copy of all reports, sales literature and other promotional material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the PLAN and the FUND, contemporaneously with the filing of such document with the SEC, IRS or other regulatory authorities.

5.   Monitoring of Material Irreconcilable Conflicts

     5.1 The FUND's Board of Directors will monitor the FUND for the existence of any materials irreconcilable conflict between and among the interests of the Certificateholders of the Separate Accounts investing in the FUND and the participants of the PLAN, and any other Qualified Plans investing in the FUND. A material irreconcilable conflict may arise for a variety of reasons, including: (a) action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretive letter, or any similar action by insurance, tax or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investment of the FUND are being managed; (e) a difference in voting instructions given by variable annuity Certificateholders and variable universal life Certificateholders of the Separate Accounts vis-a-vis voting instructions provided by the trustees of the Qualified Plans; (f) a decision by AAL or another life insurance company to disregard the voting instructions of Certificateholders in one or more of the Separate Accounts; or (g) if applicable, a decision by the trustee of a Qualified Plan to disregard the voting instructions of the participants of such Qualified Plan. A determination by the FUND's Board that a material irreconcilable conflict exists will be a final determination.

     5.2  If it is  determined  by a  majority  of  the  FUND's  Board,  or by a majority of its disinterested directors, that a material irreconcilable conflict exists, the PLAN shall, at its expense and to the extent reasonably practicable (as determined by a majority of the disinterested directors of the FUND), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict. Such steps could include withdrawing the assets allocable to the PLAN from the FUND or any Portfolio of the FUND (but no charge or penalty shall be imposed as a result of withdrawal) and reinvesting such assets in a different investment medium, which could include another Portfolio of the FUND.

     5.3 The PLAN is responsible, to the extent permitted by applicable law, for taking remedial action in the event that the FUND's Board determines a material irreconcilable conflict exists. The PLAN will take remedial action only as it pertains to PLAN assets and in accordance with its fiduciary responsibility to the PLAN participants. The PLAN will be responsible for the cost of any such remedial action. For the purposes of this Section, a majority of the disinterested members of the FUND's Board will determine whether or not any proposed action adequately remedies any material irreconcilable conflict. In no event shall the FUND or AAL be required to establish a new Portfolio or new funding medium for any variable annuity or variable universal life contract. The PLAN will not be required by this Section to establish a new funding medium if (a) a majority of its participants materially and adversely affected by the irreconcilable material conflict vote to decline such offer or (b) pursuant to the PLAN's documents and applicable law, the PLAN makes such decision without a vote of its participants.

     5.4 The FUND's Board determination of the existence of a material irreconcilable conflict and its implications will be made known promptly and in writing to the PLAN administrator.

     5.5 All reports of potential or existing conflicts received by the FUND's Board and all Board actions with regard to, or determining the existence of, a conflict of interest, notifying the PLAN of a conflict, and determining whether any proposed action adequately remedies a conflict, will be properly recorded in the minutes of the FUND's Board or other appropriate records, and such minutes or other records will be made available to the SEC upon request.

     5.6 The FUND will disclose in its prospectus that (a) shares of the FUND may be offered to both Separate Accounts and to Qualified Plans; (b) material irreconcilable conflicts may arise between the interest of various Certificateholders investing in the Separate Accounts and the interests of Qualified Plans participants investing in the FUND; and
          (c) the FUND's Board will monitor events in order to identify the existence of any material conflict and determine what action, if any, should be taken in response to such material irreconcilable conflict.

     5.7 No less than annually, the PLAN will submit to the FUND's Board such reports, materials and data as the Board may reasonably request so that the Board may carry out fully its obligations under this Section. Such reports, materials and data will be submitted more frequently if deemed appropriate by the FUND's Board. In any event, the PLAN promptly will notify the FUND's Board in writing if it becomes aware of any facts or circumstances that could give rise to a material irreconcilable conflict between the interests of various Certificateholders in the Separate Accounts and the interests of the Qualified Plan participants investing in the FUND. All reports submitted to the FUND's Board under this Section 5.7 shall include all information reasonably necessary for the Board to consider the conflict issues raised. In this regard, if the PLAN documents ever permit pass-through voting to plan participants, the PLAN promptly shall notify the FUND's Board whenever the PLAN trustee has determined to disregard PLAN participant voting instructions on any matter submitted to a vote of shareholders of the FUND.

6.   Fees and Expenses

     6.1 The FUND will pay all expenses incident to the FUND's performance under this Agreement. In addition to the investment advisory fee, subject to the expense reimbursement arrangement discussed below, each Portfolio will bear all of its operating expenses that are not specifically assumed by AAL, including the following: (i) interest and taxes (ii) brokerage commissions; (iii) insurance premiums; (iv) compensation and expenses for those Directors who are not "interested" persons under Section 2(a)(19) of the Act; (v) independent legal and audit expenses; (vi) fees and expenses of the FUND's custodian, shareholder servicing or transfer agent and accounting services agent;
          (vii) expenses incident to the issuance of its shares, including stock certificates and issuance of shares on the payment of, or reinvestment of dividends; (viii) fees and expenses incident to the registration under Federal or state securities laws of the FUND or its shares; (ix) FUND or portfolio organizational expenses; (x) FUND expenses of preparing, printing and mailing reports and notices, proxy material and prospectuses to shareholders of the FUND; (xi) all other expenses incidental to holding meetings of the FUND's shareholders; (xii) dues or assessments of or contributions to the Investment Company Institute or any successor or other industry association; (xiii) such non-recurring expenses as may arise, including litigation affecting the FUND and the legal obligations which the FUND may have to indemnify its officers and Directors with respect thereto; and (xiv) cost of daily valuation of each of the Portfolio's securities and net asset value per share.

     6.2 AAL will pay all expenses incident to AAL's performance under this Agreement. In addition, AAL will pay for all expenses for the printing and distribution to the PLAN administrator or its delegate the FUND proxy materials, proxy cards and voting instructions forms (collectively "proxy information"), tabulating the results of proxy solicitations, printing and distributing to the PLAN administrator or its delegate the FUND prospectus, SAI, supplements, proxy materials, report to shareholders and other communication to shareholders.

     6.3 The PLAN will pay all expenses incident to the PLAN's performance under this Agreement. In addition, the PLAN will bear any expenses associated with administration of the PLAN.

7.   Diversification

     7.1  The  Portfolios  will at all  times  invest  money  from  the  PLAN in accordance with the terms of the FUND's prospectus and the PLAN document. Without limiting the scope of the foregoing, the Portfolios will at all times comply with Section 817(h) of the Code and Treasury Regulations Section 1.817-5 relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations.

     7.2 The FUND shall furnish to the PLAN, on a regular basis, reports of all of the investments of each Portfolio in a form sufficient to permit the PLAN to determine whether each Portfolio is in compliance with the diversification requirements of Section 817(h) of the Code and the Regulations thereunder and shall take immediate action, on learning through its own monitoring, or on advice from AAL or the PLAN, that any Portfolio is not in compliance with such requirements, to return to compliance with such requirements.

     7.3 If any Portfolio is found not to comply with the diversification requirements at the end of a calendar quarter and the 30-day grace period allowed under the Regulations, the FUND shall take all appropriate efforts immediately to restore any such Portfolio to compliance and shall fully cooperate with the PLAN in any effort to correct such diversification failure under procedures established by the Internal Revenue Service, including those set forth in Revenue Procedure 92-25.

8.   Indemnification

     8.1  Indemnification by AAL, as PLAN Sponsor

          (a) AAL, as PLAN sponsor, will indemnify and hold harmless the FUND and each of its Directors, officers, and employees and each person, if any, who controls the FUND (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of AAL and the PLAN), or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, and which:

               (i) arise out of or are based upon any failure by the PLAN or AAL to perform the duties or assume the general business responsibilities of the PLAN with respect to the design, drafting, federal approvals, issuance, servicing and administration of the PLAN, or the establishment and maintenance of the PLAN; or

               (ii)arise out of or are  based  upon  any  untrue  statements  or alleged untrue statements of any material fact contained in the registration statement, prospectus, or SAI regarding the PLAN, or contained in the sales literature for the PLAN (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify will not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to AAL or the PLAN by or on behalf of the FUND for use in the registration statement, prospectus, or SAI for the PLAN or in the PLAN or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the FUND shares to PLAN participants; or

               (iii)arise   out   of   or   are   based   upon   statements   or
                    representations (other than statements or representations contained in the registration statement, prospectus, SAI, or sales literature of the FUND not supplied by the PLAN, or persons under its control), or wrongful conduct of the PLAN or persons under its control, or failure to supervise persons under AAL's or the PLAN's control or entities or individuals with which the PLAN contracts, with respect to the sale or distribution of the FUND shares to PLAN participants; or

               (iv)arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature of the FUND or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished in writing to the FUND by or on behalf of AAL; or

               (v)  arise out of or result  from any  failure by AAL or the PLAN
                    to  provide  the   services   and   furnish  the   materials
                    contemplated by this Agreement; or

               (vi)arise  out of or  result  from  any  material  breach  of any representation and/or warranty made by AAL: in this Agreement or arise out of or result from any other material breach of this Agreement by AAL or the PLAN, as limited by and in accordance with the provisions of Sections 8.1(b). and 8.1(c) hereof.

          (b) AAL will not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the FUND, whichever is applicable.

          (c) AAL will not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the AAL in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify AAL of any such claim will not relieve AAL from any liability that it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the AAL and or the PLAN shall be entitled to participate, at its own expense, in the defense thereof. AAL also will be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from AAL to such party of the AAL's election to assume the defense thereof, the Indemnified Party will bear the fees and expenses of any additional counsel retained by it, and AAL will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

          (d) The Indemnified Party will promptly notify the AAL of the commencement of any litigation or proceeding against it or any of its respective officers or directors in connection with transactions that are the subject of this Agreement whether or not indemnification is being sought hereunder.

8.2  Indemnification by the FUND

          (a) The FUND will indemnify and hold harmless the PLAN and each of its directors, officers and employees and each person, if any, who controls the PLAN (collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of FUND) or litigation
               (including  legal and other  expenses)  to which the  Indemnified
               Parties may become subject under any statute, regulation, at common law or otherwise, which:

               (i) arise out of or are based upon any failure by the FUND to perform the duties or assume the general business responsibilities required by this Agreement with respect to the sale of shares of the FUND to the PLAN; or

               (ii)arise out of or are  based  upon  any  untrue  statements  or alleged untrue statements of any material fact contained in the sales literature for the FUND and/or the Certificates, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify will not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the FUND by or on behalf of the PLAN for use in the registration statement, prospectus, or SAI for use in the sales literature or otherwise for use in connection with the sale of Portfolio shares; or

               (iii)arise   out   of   or   are   based   upon   statements   or
                    representations (other than statements or representations contained in the registration statement, prospectus, SAI, or sales literature of the FUND not supplied by the FUND, or persons under its control) or wrongful conduct of the FUND or persons under its control, or failure to supervise persons under the FUND's control or entities or individuals with which the FUND contracts, with respect to the sale or distribution of the Certificates or FUND shares; or

               (iv)arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature of the FUND or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished in writing to the PLAN by or on behalf of the PLAN; or

               (v) arise out of or result from any failure by the FUND to provide the services and furnish the materials contemplated by this Agreement; or

               (vi)arise  out of or  result  from  any  material  breach  of any representation and/or warranty made by the FUND in this Agreement or arise out of or result from any other material breach of this Agreement by the FUND, except to the extent provided in Section 8.2(b) and 8.2(c) hereof.

          (b) The FUND will not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the FUND, whichever is applicable.

          (c) The FUND will not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the FUND in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the FUND of any such claim will not relieve the FUND from any liability that it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the FUND shall be entitled to participate, at its own expense, in the defense thereof. The FUND also will be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the FUND to such party of the FUND's election to assume the defense thereof, the Indemnified Party will bear the fees and expenses of any additional counsel retained by it, and the FUND will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

          (d) The Indemnified Party will promptly notify the FUND of the commencement of any litigation or proceeding against it or any of its respective officers or directors in connection with transactions that are the subject of this Agreement whether or not indemnification is being sought hereunder.

9.   Term and Termination of this Agreement

     9.1  This Agreement will Terminate:

          (a) as to any party hereto, at the option of that party, upon prior written notice to the other party as provided in Section 9.3 herein; or

          (b) at the option of the FUND in the event that formal administrative proceedings are instituted against the PLAN by the IRS, DOL or any other regulatory body regarding the PLAN's duties under this Agreement or related to the sale of shares to PLAN participants, the operation of the PLAN, provided, however, that the FUND determines, in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the PLAN to perform its obligations under this Agreement; or

          (c) at the option of the PLAN in the event that formal administrative proceedings are instituted against the FUND by the NASD, the SEC, or any state securities or insurance commission or any other regulatory body, regarding the FUND's duties under this Agreement or related to the sale of FUND shares or the operation of the FUND, provided, however, that the PLAN determines, in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the FUND to perform its obligations under this Agreement; or

          (d) at the option of the PLAN, upon requisite authority to substitute the shares of another investment company for shares of the FUND in accordance with the PLAN investment policy or standards of conduct; or

          (e) at the option of the PLAN, in the event any of the FUND's shares are not registered, issued, or sold in accordance with applicable federal and any state law or such law precludes the use of such shares as an investment of the PLAN; or

          (f) at the option of the PLAN, if the FUND fails to meet the requirements specified in Section 2.2 or 2.3 hereof; or

          (g) at the option of the FUND, if the investments of the PLAN fail to satisfy the diversification requirements of the Code and the regulations thereunder, or

          (h) at the option of the PLAN, if the FUND dissolves or becomes otherwise unable to sell shares to fund the PLAN.

     9.2 It is understood and agreed that the right of any party hereto to terminate this Agreement pursuant to Section 9.1(a) may be exercised for any reason or for no reason.

     9.3 Notice Requirement for Termination. No termination of this Agreement will be effective unless and until the party terminating this Agreement gives prior written notice to the other party to this Agreement of its intent to terminate, and such notice shall set forth the basis for such termination. Furthermore,

          (a)  in the event that any termination is based upon the provisions of
               Section 9.1(a) hereof, such prior written notice shall be given at least sixty (60) days in advance of the effective date of termination as required by such provision;

          (b)  in the event that any termination is based upon the provisions of
               Section 9.1(b) or Section 9.1(c) hereof, such prior written notice shall be given at least sixty (60) days in advance of the effective date of termination;

          (c)  in the event that any termination is based upon the provisions of
               Section 9.1(d) hereof, the PLAN will give at least sixty (60) days prior written notice to the FUND of the date of any proposed action to substitute FUND shares, including the filing of any applicable exemptive application under the 1940 Act relating to the PLAN; and the PLAN will provide the FUND with a copy of any such exemptive application; and

          (d)  in the event that any termination is based upon the provisions of
               Section 9.1(e), Section 9.1(f), or Section 9.1(g) hereof, such prior written notice shall be given as soon as possible within twenty-four (24) hours after the terminating party learns of the event causing termination to be required.

     9.4 Partial Termination. It is also understood that this Agreement may be terminated with regard to a specific Portfolio or Portfolios of the FUND, or the entire FUND at the discretion of the terminating party. Notwithstanding any termination of this Agreement, the FUND, or any Portfolio, provided its shares are then available for sale to any persons, shall at the option of the PLAN, continue to make available additional shares of the FUND pursuant to the terms and conditions of this Agreement, for all PLAN participants who own FUND shares on the effective date of termination of this Agreement (hereinafter referred to as "Existing Shares"). Specifically, without limitation, the owners of Existing Shares shall be permitted to transfer or reallocate investments under terms of the PLAN, redeem investments in the FUND and/or invest in the FUND upon the making of additional purchase payments under the Existing Shares.

10.  Notices

Any notice will be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to AAL or the PLAN:         4321 North Ballard Road
                               Appleton, Wisconsin 54919-0001
                               Attention:  Marty Myse

If to the FUND:                4321 North Ballard Road
                               Appleton, Wisconsin 54919-0001
                               Attention:  Steven A. Weber

11. Miscellaneous

     11.1 This Agreement will be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Maryland, where the sale of any FUND share shall be deemed to have been made; provided, however, that if such laws or any of the provisions of this Agreement conflict with applicable Provisions of the 1940 Act, the latter shall control.

     11.2 If any provision of this Agreement will be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement will not be effected thereby.


IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the 15th day of March, 1999.



AID ASSOCIATION FOR LUTHERANS                AID ASSOCIATION FOR LUTHERANS
SAVINGS PLAN


By:  /s/ De Hasselbacher                     By:  /s/John O. Gilbert
     ------------------------------------         ------------------------------
     De Hasselbacher                              John O. Gilbert
     Benefit Plans Administrative Officer         President and Chief Executive
                                                  Officer


                                             By:  /s/Woodrow E. Eno
                                                  ------------------------------
                                                  Woodrow E. Eno
                                                  Senior Vice-President,
                                                  Secretary and General Counsel




AAL VARIABLE PRODUCT SERIES FUND, INC.


By:  /s/Walter S. Rugland
     ------------------------------------
     Walter S. Rugland
     President


By:  /s/Steven J. Fredricks
     ------------------------------------
     Steven J. Fredricks
     Secretary